Exhibit 99.1

Orbitz Worldwide, Inc. Reports Fourth Quarter and Full Year 2012 Results

Chicago, February 14, 2013 - Orbitz Worldwide, Inc. (NYSE: OWW) today announced results for the fourth quarter and full year ended December 31, 2012.

•	Room night growth accelerated 7 percentage points in the fourth quarter 2012, led by acceleration within the company's private label distribution business and at HotelClub.

•	Hotel net revenue, including standalone and vacation packages, grew to 39 percent of total revenue, up nearly 3 percentage points from 2011.

•	Net loss was $314.6 million for the fourth quarter 2012 due to a $321.2 million non-cash goodwill and intangible asset impairment charge.

•	Adjusted EBITDA grew 19 percent in the fourth quarter 2012 to $35.9 million, driven by higher revenue and Adjusted EBITDA margin expansion.

	Three Months Ended			Years Ended
(in thousands, except	December 31,			December 31,
per share data)	2012	2011	Change (a)	2012	2011	Change (a)

Gross bookings	$2,473,762	$2,518,011	(2)%	$11,237,478	$11,340,518	(1)%
Net revenue	$189,737	$177,146	7%	$778,796	$766,819	2%
Net revenue margin (b)	7.7%	7.0%	0.7 ppt	6.9%	6.8%	0.1 ppt
Net loss	$(314,629)	$(46,505)	**	$(301,738)	$(37,277)	**
Basic and diluted EPS	$(2.96)	$(0.44)	**	$(2.86)	$(0.36)	**

Operating cash flow	$974	$3,973	(75)%	$107,059	$117,846	(9)%
Capital spending	$12,185	$8,319	46%	$47,026	$44,059	7%

EBITDA(c)	$(290,817)	$(22,295)	**	$(204,920)	$65,802	**
Impairments	$321,172	$49,891	**	$322,589	$49,891	**
Other Adjustments	$5,523	$2,529	**	$10,703	$11,176	(4)%
Adjusted EBITDA(c)	$35,878	$30,125	19%	$128,372	$126,869	1%

Transaction growth (d)	(4)%	(10)%	6 ppt	(3)%	(8)%	5 ppt
Hotel room night growth (e)	7%	(2)%	9 ppt	3%	(1)%	5 ppt

** Not meaningful.

(a)	Percentages are calculated on unrounded numbers.

(b)	Represents net revenue as a percentage of gross bookings.

(c)
Non-GAAP financial measures. Definitions of EBITDA and Adjusted EBITDA and a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measure are contained in Appendix A.

(d)	Represents year over year transaction growth on a booked basis, net of all cancellations made through the company's websites.

(e)	Represents year over year growth in stayed hotel room nights. Includes both standalone hotel room nights and hotel room nights included in vacation packages.

Fourth Quarter 2012 Financial Results

Gross Bookings and Net Revenue

Gross bookings declined two percent year over year in the fourth quarter 2012. This decline was primarily driven by lower air volume, partially offset by higher hotel, vacation package and car rental volumes, higher air fares and a shift in air supplier mix.

Net revenue was $189.7 million for the fourth quarter 2012, up seven percent year over year. This increase was primarily driven by higher hotel volume, higher advertising revenue and an increase in net revenue per air and hotel transaction. Net revenue in the fourth quarter 2012 also benefited from the addition of an airline servicing revenue stream for one of the company's private label distribution partners. Lower air volume and lower net revenue from travel insurance partially offset these increases. Hotel net revenue, including hotels booked on a standalone basis and as part of a vacation package, represented 39 percent of the company's total net revenue for the year ended December 31, 2012, up 279 basis points from 36 percent for the year ended December 31, 2011.

	Three Months Ended			Years Ended
	December 31,			December 31,
(in thousands)	2012	2011	Change	2012	2011	Change

Net Revenue
Standalone Air	$60,064	$59,295	1%	$261,538	$265,167	(1)%
Standalone Hotel	59,105	50,110	18%	225,654	209,589	8%
Vacation Package	30,072	28,958	4%	130,098	120,688	8%
Advertising and Media	16,988	13,975	22%	58,065	54,599	6%
Other	23,508	24,808	(5)%	103,441	116,776	(11)%
Total Net Revenue	$189,737	$177,146	7%	$778,796	$766,819	2%

Domestic	$137,378	$128,547	7%	$562,091	$547,120	3%
International	52,359	48,599	8%	216,705	219,699	(1)%
Total Net Revenue	$189,737	$177,146	7%	$778,796	$766,819	2%

•
Standalone air net revenue was $60.1 million in the fourth quarter 2012, up one percent year over year. This increase was driven primarily by higher net revenue per airline ticket and the addition of an airline servicing revenue stream, partially offset by lower volume.

•
Standalone hotel net revenue was $59.1 million in the fourth quarter 2012, up 18 percent year over year. This increase was driven primarily by higher volume and, to a lesser extent, higher net revenue per room night.

•	Vacation package net revenue increased four percent in the quarter to $30.1 million due primarily to higher volume.

•	Advertising and media revenue was $17.0 million in the fourth quarter 2012, up 22 percent year over year.

•
Other net revenue, which is comprised primarily of car rental, cruise, destination services, travel insurance and airline hosting revenue, declined five percent year over year. This decline was driven primarily by a Department of Transportation regulation that went into effect January 2012, which no longer allows travel insurance to be pre-selected on the company's domestic websites and resulted in reduced travel insurance attachment rates.

In order to provide a more comparable view of the company's operating performance across periods, Appendix A to this press release adjusts gross bookings and net revenue for currency impacts. The company has also included a schedule of trended operating metrics in Appendix B to this press release.

Operating Expenses

Cost of revenue

Cost of revenue is comprised primarily of costs to operate customer service call centers, credit card processing fees and other costs, which include customer refunds and charge-backs, hosting costs and connectivity and other processing costs.

	Three Months Ended December 31,		$	%
	2012	2011	Change	Change
	(in thousands)
Customer service costs	$15,205	$12,115	$3,090	26%
Credit card processing fees	11,825	9,737	2,088	21%
Other	11,106	9,632	1,474	15%
Total cost of revenue	$38,136	$31,484	$6,652	21%

Cost of revenue for the fourth quarter 2012 increased 21 percent year over year. The increase was due primarily to higher customer service staffing levels and credit card processing fees driven by the growth in the company's private label distribution channel. Higher connectivity and processing costs also contributed to the increase in cost of revenue.

Selling, general and administrative (SG&A) expense

SG&A expense is comprised primarily of wages and benefits, contract labor costs, network communications, systems maintenance and equipment costs and other costs, which include legal, foreign currency transaction and hedging costs and other administrative costs.

	Three Months Ended December 31,		$	%
	2012	2011	Change	Change
	(in thousands)
Wages and benefits	$33,319	$38,703	$(5,384)	(14)%
Contract labor	5,830	7,013	(1,183)	(17)%
Network communications, systems maintenance and equipment	7,508	6,302	1,206	19%
Other	18,900	14,419	4,481	31%
Total SG&A	$65,557	$66,437	$(880)	(1)%

SG&A expense for the fourth quarter 2012 declined one percent year over year due primarily to lower wages and benefits and a decrease in contract labor costs following the launch of a private label distribution partnership. These decreases were partially offset by the absence of insurance reimbursement in the fourth quarter 2012 for legal costs incurred to defend hotel occupancy tax cases. The company received a $2.5 million insurance reimbursement in the fourth quarter 2011. Higher legal reserves and higher telecommunications costs also partially offset the decrease in SG&A expense.

Marketing expense

Marketing expense is comprised primarily of online marketing costs, such as search engine marketing, travel research and affiliates, and offline marketing costs, such as television, radio and print advertising.

	Three Months Ended December 31,		$	%
	2012	2011	Change	Change
	(in thousands)
Marketing expense	$55,689	$51,803	$3,886	8%

Marketing expense as a percentage of revenue for the fourth quarter 2012 was flat with the fourth quarter 2011.

Impairment of goodwill and intangible assets

During the fourth quarter 2012, in connection with the company's annual impairment testing of goodwill and intangible assets, the company concluded that the fair value of goodwill and intangible assets related to its domestic businesses was less than the carrying value of those assets. Accordingly, the company recorded a $321.2 million non-cash charge related to the impairment of goodwill and intangible assets.

Interest Expense
Net interest expense was $8.5 million in the fourth quarter 2012, down 18 percent year over year. This decline was due primarily to lower interest incurred on the tax sharing liability and a lower effective interest rate and lower outstanding borrowings on the company's term loan.

At December 31, 2012, $100.0 million of the $440.0 million outstanding on the term loan had a fixed interest rate of 3.68 percent through an interest rate swap. The weighted-average effective interest rate on the term loan was 3.32 percent at December 31, 2012, down from 3.81 percent at December 31, 2011. At December 31, 2012, Orbitz Worldwide was in compliance with all financial covenants in its Credit Agreement.

Cash Flow
Operating cash flow was $106.3 million for the year ended December 31, 2012, a 10% percent decrease year over year. The decrease in operating cash flow was primarily due to the timing of cash receipts and payments.

At December 31, 2012, cash and cash equivalents were $130.3 million.

Operational Highlights

Consumer Brands

•
In December 2012, the Orbitz Flights, Hotels, Cars app for iPhone was one of 13 iPhone apps inducted into the App Store Hall of Fame, making it one of only 48 iPhone apps ever to receive such recognition, out of the more than 700,000 apps and games available on the App Store. Apple launched the Hall of Fame in 2010 to showcase "the best of the best on the App Store." Since its debut in June 2012, the Orbitz Flights, Hotels, Cars for iPhone app has maintained a 4.5 out of 5-star rating from consumers. Transactions coming through mobile devices, including smartphones and tablets, represented 25 percent of Orbitz.com standalone hotel transactions for December 2012.

•
In December 2012, HotelClub launched its first iOS app, a single app optimized for both iPhone and iPad. The app allows HotelClub customers to earn member rewards on each hotel booking and supports multiple languages and currencies and was featured as a New & Noteworthy app in the App Store in Australia and New Zealand.

•	In January 2013, ebookers launched an Android Hotels app offering a fast and easy way to search and book hotels in multiple languages and currencies via a native Android experience.

•
In November 2012, ebookers launched Beach Map, an interactive tool that offers customers ideas and package deals to a variety of beach destinations. It acts as a convenient way for travelers to get inspiration on where to travel and for the best possible price. Not only does the Beach Map provide 125 different combinations of departures and destinations, it also shows the top 25 beach destinations related to the selected departure point for added inspiration.

•	In January 2013, Orbitz reached milestones of 475,000 Facebook fans and 100,000 Twitter followers, representing increases of 55 percent and 8 percent, respectively, over the course of 2012.

•
In December 2012, Orbitz Worldwide was recognized by leading U.S. social career community Glassdoor in its fifth annual Employees' Choice Awards, which celebrates the 50 Best Places to Work. The list is determined using feedback employees voluntarily and anonymously provide via online survey. Orbitz was the only online travel company to make the list and placed 26th overall, receiving a 4.0 out of 5.0 rating. Among technology companies, Orbitz placed 11th. Earlier in 2012, Glassdoor named Orbitz as America's favorite travel industry company to work for, as well as one of the top 25 companies for work-life balance.

Private Label Distribution

•
In November 2012, Orbitz Worldwide Distribution launched a new multi-year partnership with Asiana Airlines to power air, hotel, car and dynamic package search and booking capabilities on the company's U.S. website.

•
In January 2013, Orbitz Worldwide Distribution launched a new multi-year partnership with Finnair to power search and booking capabilities for air & hotel vacation packages on the company's U.S. website.

Partner Services

•
During the fourth quarter 2012, Orbitz Worldwide signed multi-year agreements with Hilton Hotels & Resorts, Banyan Tree Hotels & Resorts and Worldhotels. The company also signed partnership agreements with a number of regional hotel groups including Metropark China, Centara Hotels and Resorts in Asia, Sun International Hotels in South Africa, Old English Inns in the United Kingdom and Lucien Barriere in France, among others.

•
During the fourth quarter 2012, Orbitz Worldwide signed distribution agreements with LAN Airlines, Swiss International Air Lines, Darwin Airlines, Air China and TAM Airlines. In addition, the company starting offering Frontier Airlines' Classic and Classic Plus fares to customers.

•
During the fourth quarter 2012, Orbitz Worldwide signed partner marketing contracts with a number of destination marketing organizations including Tourism New Zealand, City of Palm Desert, Atlantic Canada Tourism Partnership, Metropolitan Tucson Convention and Visitors Bureau, Mammoth Mountain Ski Area, Vail Resorts, Naples Marco Everglades Convention and Visitors Bureau, Denver Convention and Visitors Bureau and Fort Worth Convention and Visitors Bureau.

•
During the fourth quarter 2012, Orbitz Worldwide executed integrated media campaigns for partners including Energizer, the Cayman Islands and Empire State Development, New York's chief economic development agency which administers the world-famous I LOVE NEW YORK tourism program. The innovative marketing partnerships spanned a variety of platforms, including "Orbitz Originals," a series of short films that harness the power of online video to inspire travelers and drive travel bookings.

Outlook

For the first quarter 2013, the company expects:

•	Net revenue in the range of $194 million to $200 million; and

•	Adjusted EBITDA between $17 million and $21 million.

For the full year 2013, the company expects:

•	Net revenue growth in the range of 2.5 percent to 5 percent; and

•	Adjusted EBITDA growth between 5 percent and 10 percent.

This outlook assumes foreign exchange rates as of January 31, 2013.

Quarterly Conference Call

Orbitz Worldwide will host a conference call to discuss its fourth quarter 2012 results at 10:00 a.m. ET (9:00 a.m. CT) on Thursday, February 14, 2013. A live webcast of the conference call can be accessed through the Orbitz Worldwide Investor Relations website at investors.orbitz.com. An archive of the webcast and a transcript will also be available on the website for at least 30 days.

About Orbitz Worldwide

Orbitz Worldwide is a leading global online travel company that uses innovative technology to enable leisure and business travelers to research, plan and book a broad range of travel products. Orbitz Worldwide owns a portfolio of consumer brands that includes Orbitz.com (www.orbitz.com), CheapTickets (www.cheaptickets.com), ebookers (www.ebookers.com), HotelClub (www.hotelclub.com), RatesToGo (www.ratestogo.com) and the Away Network (www.away.com). Also within the Orbitz Worldwide family, Orbitz Worldwide Distribution (corp.orbitz.com/partnerships/distribution) delivers private label travel solutions to a broad range of partners including many of the world's largest airlines, and Orbitz for Business (www.orbitzforbusiness.com) delivers managed corporate travel solutions for businesses. For more information on partnership opportunities with Orbitz Worldwide, visit corp.orbitz.com.

Orbitz Worldwide uses its Investor Relations website to make information available to its investors and the public at investors.orbitz.com. You can sign up to receive email alerts whenever the company posts new information to the website.

Forward-Looking Statements

This press release and its attachments may contain forward-looking statements that involve risks, uncertainties and other factors concerning, among other things, the company's expected financial performance and its strategic operational plans. The results presented are unaudited. The company's actual results could differ materially from the results expressed or implied by such forward-looking statements and reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release and its attachments include, but are not limited to, competition in the travel industry; factors affecting the level of travel activity, particularly air travel volume; the termination of any major supplier's participation on the company's websites; the company's ability to renegotiate supplier agreements on acceptable terms; maintenance and protection of the company's information technology and intellectual property; the outcome of pending litigation; the company's level of indebtedness; risks associated with doing business in multiple currencies; trends in the travel industry; and general economic and business conditions. More information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov or the company's Investor Relations website at investors.orbitz.com. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of February 14, 2013, and Orbitz Worldwide undertakes no obligation to publicly revise any forward-looking statement.

About Non-GAAP Financial Measures

This press release and its attachments include certain non-GAAP financial measures as defined by the SEC. These measures may be different from non-GAAP measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP). Further information regarding the non-GAAP financial measures included in this press release is contained in Appendix A attached to this press release.

Media Contact:             Investor Contact:
Chris Chiames             Melissa Hayes
+1 312 894 6890             +1 312 260 2428
chris.chiames@orbitz.com        melissa.hayes@orbitz.com

Orbitz Worldwide, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011

Net revenue	$189,737	$177,146	$778,796	$766,819
Cost and expenses
Cost of revenue	38,136	31,484	147,840	139,390
Selling, general and administrative	65,557	66,437	260,253	270,617
Marketing	55,689	51,803	252,993	241,670
Depreciation and amortization	14,834	14,885	57,046	60,540
Impairment of goodwill and intangible assets	321,172	49,891	321,172	49,891
Impairment of other assets	—	—	1,417	—
Total operating expenses	495,388	214,500	1,040,721	762,108
Operating income (loss)	(305,651)	(37,354)	(261,925)	4,711
Other income (expense)
Net interest expense	(8,513)	(10,436)	(36,599)	(40,488)
Other income (expense)	—	174	(41)	551
Total other expense	(8,513)	(10,262)	(36,640)	(39,937)
Loss before income taxes	(314,164)	(47,616)	(298,565)	(35,226)
Provision (benefit) for income taxes	465	(1,111)	3,173	2,051
Net loss	$(314,629)	$(46,505)	$(301,738)	$(37,277)

Net loss per share - basic and diluted
Net loss per share	$(2.96)	$(0.44)	$(2.86)	$(0.36)
Weighted-average shares outstanding	106,227,043	104,750,535	105,582,736	104,118,983

Orbitz Worldwide, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$130,262	$136,171
Accounts receivable (net of allowance for doubtful accounts of $903 and $1,108, respectively)	75,789	62,377
Prepaid expenses	11,018	15,917
Due from Travelport, net	5,617	3,898
Other current assets	3,072	2,402
Total current assets	225,758	220,765
Property and equipment, net	132,544	141,702
Goodwill	345,388	647,300
Trademarks and trade names	90,790	108,194
Other intangible assets, net	830	4,162
Deferred income taxes, non-current	6,773	7,311
Restricted cash	24,485	7,296
Other non-current assets	7,746	9,056
Total Assets	$834,314	$1,145,786

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	21,485	30,937
Accrued merchant payable	268,589	238,694
Accrued expenses	118,329	120,962
Deferred income	34,948	28,953
Term loan, current	24,708	32,183
Other current liabilities	5,365	2,034
Total current liabilities	473,424	453,763
Term loan, non-current	415,322	440,030
Tax sharing liability	70,912	68,411
Unfavorable contracts	—	4,440
Other non-current liabilities	17,319	18,617
Total Liabilities	976,977	985,261
Commitments and contingencies
Shareholders' Equity:
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 140,000,000 shares authorized, 105,119,044 and 103,814,769 shares issued, respectively	1,051	1,038
Treasury stock, at cost, 25,237 shares held	(52)	(52)
Additional paid-in capital	1,041,466	1,036,093
Accumulated deficit	(1,182,624)	(880,886)
Accumulated other comprehensive income (loss) (net of accumulated tax benefit of $2,558)	(2,504)	4,332
Total Shareholders' Equity	(142,663)	160,525
Total Liabilities and Shareholders' Equity	$834,314	$1,145,786

Orbitz Worldwide, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Years Ended December 31,
	2012	2011
Operating activities:
Net loss	$(301,738)	$(37,277)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	57,046	60,540
Impairment of goodwill and intangible assets	321,172	49,891
Impairment of other assets	1,417	—
Amortization of unfavorable contract liability	(6,717)	(1,678)
Non-cash net interest expense	13,251	15,008
Deferred income taxes	864	767
Stock compensation	7,566	8,521
Changes in assets and liabilities:
Accounts receivable	(12,549)	(7,073)
Due from Travelport, net	(1,624)	12,960
Accounts payable, accrued expenses and other current liabilities	(5,549)	20,738
Accrued merchant payable	28,065	1,358
Deferred income	8,429	(2,291)
Other	(2,574)	(3,618)
Net cash provided by operating activities	107,059	117,846

Investing activities:
Property and equipment additions	(47,026)	(44,059)
Changes in restricted cash	(16,812)	(3,471)
Net cash used in investing activities	(63,838)	(47,530)

Financing activities:
Payments on the term loan	(32,183)	(19,808)
Employee tax withholdings related to net share settlements of equity-based awards	(2,179)	(1,628)
Payments on tax sharing liability	(15,408)	(8,847)
Payments on note payable	(231)	(228)
Net cash used in financing activities	(50,001)	(30,511)

Effects of changes in exchange rates on cash and cash equivalents	871	(856)
Net (decrease) increase in cash and cash equivalents	(5,909)	38,949
Cash and cash equivalents at beginning of year	136,171	97,222
Cash and cash equivalents at end of year	$130,262	$136,171

Supplemental disclosure of cash flow information:
Income tax payments, net	$1,170	$1,342
Cash interest payments	$26,635	$26,613
Non-cash investing activity:
Capital expenditures incurred not yet paid	$2,309	$447

Appendix A: Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

EBITDA is a performance measure used by management that is defined as net income or net loss plus: net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted for certain non-cash and unusual or non-recurring items as described below. Orbitz Worldwide uses and believes investors and other external users of the company's financial statements benefit from the presentation of EBITDA and Adjusted EBITDA in evaluating its operating performance because:

•
These measures provide greater insight into management decision making at Orbitz Worldwide as they are among the primary metrics by which management evaluates the operating performance of the company's business. Management believes that when viewed with GAAP results and the accompanying reconciliation, EBITDA and Adjusted EBITDA provide additional information that is useful for management and other external users to gain an understanding of the factors and trends affecting the ongoing cash earnings capability of the company's business, from which capital investments are made and debt is serviced. These supplemental measures are used by management and the board of directors to evaluate the company's actual results against management's expectations.

•
EBITDA measures performance apart from items such as interest expense, income taxes and depreciation and amortization. Management believes that the exclusion of interest expense is necessary to evaluate the cash earnings capability of the business. The company generally only funds working capital requirements with borrowed funds (specifically, funds borrowed under its revolving credit facility), if at all, in the fourth quarter of the year when its cash balances are typically the lowest. As a result, nearly all of the company's interest expense is not incurred to fund its operating activities. In addition, excluding interest expense from the company's non-GAAP measures is consistent with the company's intent to disclose the ongoing cash earnings capability of the business, from which capital investments are made and debt is serviced. Management believes that the exclusion of non-cash depreciation and amortization is also necessary to evaluate the cash earnings capability of the business. Management believes that the review of its non-GAAP measures in conjunction with other GAAP metrics, such as capital expenditures, is more useful in understanding the company's business than the inclusion of depreciation and amortization expense in the non-GAAP measures used by management, since depreciation and amortization expense has historically fluctuated as a result of purchase accounting and this expense involves management judgment (e.g. estimated useful lives).

•
Adjusted EBITDA corresponds more closely to the ongoing cash earnings capability of the company's business, by excluding the items described above and items such as litigation settlements that are not driven by core operating results, certain other non-cash items, such as goodwill and intangible asset impairment charges and stock-based compensation, and other unusual and non-recurring items, such as restructuring charges.

EBITDA and Adjusted EBITDA, as presented for the three months and years ended December 31, 2012 and 2011, are not defined under GAAP and do not purport to be an alternative to net income or net loss as a measure of operating performance. EBITDA and Adjusted EBITDA have certain limitations in that they do not take into account the impact of certain expenses to the company's income statement, such as stock-based compensation, goodwill and intangible asset impairment charges and certain one-time items, if applicable. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly-titled measures used by other companies.

The following table provides a reconciliation of net loss to EBITDA:

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
	(in thousands)		(in thousands)
Net loss	$(314,629)	$(46,505)	$(301,738)	$(37,277)
Net interest expense	8,513	10,436	36,599	40,488
Provision (benefit) for income taxes	465	(1,111)	3,173	2,051
Depreciation and amortization	14,834	14,885	57,046	60,540
EBITDA	$(290,817)	$(22,295)	$(204,920)	$65,802

EBITDA was adjusted by the items listed and described in more detail below. The following table provides a reconciliation of EBITDA to Adjusted EBITDA:

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
	(in thousands)		(in thousands)
EBITDA	$(290,817)	$(22,295)	$(204,920)	$65,802
Impairment of goodwill and intangible assets (a)	321,172	49,891	321,172	49,891
Impairment of other assets (b)	—	—	1,417	—
Acceleration of amortization of net unfavorable contract liability (b)	—	402	(2,635)	1,846
Stock-based compensation expense (c)	1,333	1,728	7,566	8,521
Litigation settlements and other (d)	4,190	399	5,772	809
Adjusted EBITDA	$35,878	$30,125	$128,372	$126,869

(a)	Represents the non-cash charge recorded for the impairment of goodwill and intangible assets.
(b)
In the third quarter 2012, the company reduced the net unfavorable contract liability by $1.2 million following the negotiation of a new agreement with a supplier. This reduction was recorded as a $2.6 million increase to net revenue, reflecting the reduction in expected future rebate payments the company would be required to make to the supplier, and a $1.4 million non-cash charge to impair the asset related to the in-kind marketing and promotional support that the company expected to receive under the Charter Associate Agreement.

For the 2011 periods, the amounts represent non-cash charges recorded to accelerate the amortization of the in-kind marketing and promotional support asset received from a supplier under its former Charter Associate Agreement with the company. The useful life of this asset was shortened in 2010 following an airline merger.

(c)	Represents non-cash stock compensation expense.
(d)	Represents charges related to certain legal proceedings and other non-recurring professional fees.

Gross Bookings and Net Revenue, at Constant Currency
The company's reporting currency is the U.S. dollar. As a result, reported financial results are impacted by the strength or weakness of the U.S. dollar relative to the currencies of the international markets in which the company operates, particularly the Pound sterling, Euro, Swiss franc and Australian dollar. Management evaluates the company's operating performance with and without the impact of changes in foreign exchange rates because it believes excluding the impact of foreign exchange rates provides a more comparable view of the company's operating performance across periods. Management believes that when viewed with GAAP results and the accompanying reconciliation, management and other external users are better able to gain an understanding of the factors and trends affecting operating performance. The following table adjusts gross bookings and net revenue for foreign currency impacts across the relevant periods:

	Three Months Ended
(in thousands)	Domestic	International	Total Orbitz Worldwide

Gross Bookings
Q4, 2012 Reported Gross Bookings	$1,968,503	$505,259	$2,473,762

Q4, 2011 Reported Gross Bookings	$2,056,277	$461,734	$2,518,011
Impact of Foreign Exchange Rates	—	(4,976)	(4,976)
Q4, 2011 Gross Bookings at Constant Currency	$2,056,277	$456,758	$2,513,035

Reported Gross Bookings Growth	(4)%	9%	(2)%
Gross Bookings Growth at Constant Currency	(4)%	11%	(2)%

Net Revenue
Q4, 2012 Reported Net Revenue	$137,378	$52,359	$189,737

Q4, 2011 Reported Net Revenue	$128,547	$48,599	$177,146
Impact of Foreign Exchange Rates	—	(357)	(357)
Q4, 2011 Net Revenue at Constant Currency	$128,547	$48,242	$176,789

Reported Net Revenue Growth	7%	8%	7%
Net Revenue Growth at Constant Currency	7%	9%	7%

	Years Ended
(in thousands)	Domestic	International	Total Orbitz Worldwide

Gross Bookings
2012 Reported Gross Bookings	$8,948,277	$2,289,201	$11,237,478

2011 Reported Gross Bookings	$9,097,885	$2,242,633	$11,340,518
Impact of Foreign Exchange Rates	—	(105,712)	(105,712)
2011 Gross Bookings at Constant Currency	$9,097,885	$2,136,921	$11,234,806

Reported Gross Bookings Growth	(2)%	2%	(1)%
Gross Bookings Growth at Constant Currency	(2)%	7%	0%

Net Revenue
2012 Reported Net Revenue	$562,091	$216,705	$778,796

2011 Reported Net Revenue	$547,120	$219,699	$766,819
Impact of Foreign Exchange Rates	—	(9,779)	(9,779)
2011 Net Revenue at Constant Currency	$547,120	$209,920	$757,040

Reported Net Revenue Growth	3%	(1)%	2%
Net Revenue Growth at Constant Currency	3%	3%	3%

Appendix B: Trended Operating Metrics

	2010	2011				2012
	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Gross Bookings (in thousands)
Domestic	$2,114,917	$2,376,604	$2,414,061	$2,250,943	$2,056,277	$2,492,564	$2,399,412	$2,087,798	$1,968,503
International	435,832	598,546	583,146	599,207	461,734	650,467	570,777	562,698	505,259
Total	$2,550,749	$2,975,150	$2,997,207	$2,850,150	$2,518,011	$3,143,031	$2,970,189	$2,650,496	$2,473,762

Standalone Air	$1,906,822	$2,119,934	$2,201,860	$2,026,135	$1,849,055	$2,202,538	$2,155,649	$1,821,937	$1,719,165
Non-air	643,927	855,216	795,347	824,015	668,956	940,493	814,540	828,559	754,597
Total	$2,550,749	$2,975,150	$2,997,207	$2,850,150	$2,518,011	$3,143,031	$2,970,189	$2,650,496	$2,473,762
Year over Year Gross Bookings Growth
Domestic	2%	(2)%	(9)%	(4)%	(3)%	5%	(1)%	(7)%	(4)%
International	17%	21%	39%	31%	6%	9%	(2)%	(6)%	9%
Total	4%	2%	(3)%	1%	(1)%	6%	(1)%	(7)%	(2)%

Standalone Air	2%	(1)%	(6)%	(1)%	(3)%	4%	(2)%	(10)%	(7)%
Non-air	8%	7%	9%	8%	4%	10%	2%	1%	13%
Total	4%	2%	(3)%	1%	(1)%	6%	(1)%	(7)%	(2)%

At Constant Currency
Domestic	2%	(2)%	(9)%	(4)%	(3)%	5%	(1)%	(7)%	(4)%
International	18%	16%	20%	17%	5%	10%	6%	2%	11%
Total	4%	1%	(5)%	(1)%	(1)%	6%	1%	(5)%	(2)%

Standalone Air	3%	(1)%	(8)%	(3)%	(3)%	4%	(1)%	(9)%	(7)%
Non-air	8%	6%	5%	5%	3%	10%	4%	3%	13%
Total	4%	1%	(5)%	(1)%	(1)%	6%	1%	(5)%	(2)%

Net Revenue (in thousands)
Domestic	$135,707	$134,333	$142,026	$142,214	$128,547	$137,343	$145,073	$142,297	$137,378
International	46,657	50,590	59,800	60,710	48,599	52,436	55,904	56,006	52,359
Total	$182,364	$184,923	$201,826	$202,924	$177,146	$189,779	$200,977	$198,303	$189,737

Standalone Air	$66,880	$72,500	$69,522	$63,850	$59,295	$72,244	$67,313	$61,917	$60,064
Non-air transactional	101,913	98,588	117,715	124,388	103,736	105,872	118,239	121,900	112,540
Non-transactional	13,571	13,835	14,589	14,686	14,115	11,663	15,425	14,486	17,133
Total	$182,364	$184,923	$201,826	$202,924	$177,146	$189,779	$200,977	$198,303	$189,737

International as a % of Total Net Revenue	26%	27%	30%	30%	27%	28%	28%	28%	28%
Year over Year Net Revenue Growth
Domestic	1%	(7)%	(6)%	(4)%	(5)%	2%	2%	0%	7%
International	17%	17%	42%	32%	4%	4%	(7)%	(8)%	8%
Total	4%	(1)%	4%	4%	(3)%	3%	0%	(2)%	7%

Standalone Air	12%	1%	(2)%	(2)%	(11)%	0%	(3)%	(3)%	1%
Non-air transactional	6%	(2)%	8%	7%	2%	7%	0%	(2)%	8%
Non-transactional	(30)%	(6)%	8%	11%	4%	(16)%	6%	(1)%	21%
Total	4%	(1)%	4%	4%	(3)%	3%	0%	(2)%	7%

At Constant Currency
Domestic	1%	(7)%	(6)%	(4)%	(5)%	2%	2%	0%	7%
International	16%	10%	21%	17%	2%	4%	1%	0%	9%
Total	4%	(3)%	0%	1%	(3)%	3%	2%	0%	7%

Standalone Air	13%	0%	(5)%	(5)%	(12)%	0%	(1)%	0%	2%
Non-air transactional	5%	(4)%	3%	4%	1%	7%	2%	0%	9%
Non-transactional	(30)%	(6)%	6%	10%	4%	(16)%	7%	0%	22%
Total	4%	(3)%	0%	1%	(3)%	3%	2%	0%	7%

Orbitz Worldwide Transaction Growth	1%	(7)%	(9)%	(7)%	(10)%	1%	(4)%	(7)%	(4)%

Orbitz Worldwide Hotel Room Night Growth	4%	(2)%	(1)%	(1)%	(2)%	3%	3%	0%	7%